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                                                                  Exhibit (a)(5)

                   Form of Notice to Withdraw from the Offer

                          WYNDHAM INTERNATIONAL, INC.
                               NOTICE TO WITHDRAW
                                 FROM THE OFFER


     I previously received (i) a copy of the Offer to Exchange, dated November 19, 2001 (the "Offer to Exchange"), (ii) the letter from Fred J. Kleisner, dated November 19, 2001, and (iii) an Election Form. I previously signed and returned the Election Form, in which I elected to accept the offer from Wyndham International, Inc., a Delaware corporation (the "Company"), to exchange all of my options granted on or after January 1, 2000 (the "Eligible Options") under the Second Amendment and Restatement of the Company's 1997 Incentive Plan (the "Plan") for restricted unit awards (the "Restricted Units") pursuant to the terms set forth in the Offer to Exchange. I now wish to change that election and reject the Company's offer to exchange my Eligible Options. I understand that by signing this Notice to Withdraw from the Offer (this "Notice") and delivering it to Dixie Sweeney on or before the Expiration Date (as defined in the Offer to Exchange), I will be able to withdraw my acceptance of the offer and instead reject the offer to exchange my Eligible Options. Unless extended by the Company, the offer will expire at 12:00 midnight, Central Standard Time, on December 18, 2001.

     I understand that by withdrawing my acceptance of the offer, I will not receive any Restricted Units pursuant to the offer and I will keep my Eligible Options. My Eligible Options will continue to be governed by the Plan and the existing option agreements between the Company and me.

     I understand that I may change this election and once again accept the offer to exchange my Eligible Options by submitting a new Election Form to Dixie Sweeney via facsimile at (413) 683-7709 or via hand delivery to Ms. Sweeney at Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, on or before the Expiration Date.

     I have signed this Notice and printed my name exactly as it appears on the Election Form. I acknowledge that I have declined the offer to exchange my Eligible Options.


                                          ______________________________________
                                          Signature

                                          ______________________________________
                                          (Print Name)

                                          Date and Time:________________________
                                          SSN or other U.S. Tax ID #:___________



     THIS NOTICE TO WITHDRAW FROM THE OFFER MUST BE RETURNED TO WYNDHAM INTERNATIONAL, INC., 1950 STEMMONS FREEWAY, SUITE 6001, DALLAS, TEXAS 75207,
ATTENTION: DIXIE SWEENEY NO LATER THAN THE EXPIRATION DATE, VIA FACSIMILE AT
(413) 683-7709 OR VIA HAND DELIVERY. UNLESS EXTENDED, THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT ON DECEMBER 18, 2001.
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             INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


1.   Delivery of Notice to Withdraw from the Offer.

     A properly completed and executed Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received by Wyndham International, Inc., 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, Attention: Dixie Sweeney either via facsimile at (413) 683-7709 or via hand delivery on or before the Expiration Date for the offer. Unless extended by the Company, the offer will expire at 12:00 midnight, Central Standard Time, on December 18, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed to be made only when actually received by the Company. You may hand deliver your Notice to Withdraw from the Offer to Dixie Sweeney at the Company, or you may fax it to Ms. Sweeney at (413) 683-7709. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm via e-mail the receipt of your Notice to Withdraw from the Offer within three business days prior to the expiration of the offer. If you have not received such a confirmation of receipt, it is your responsibility to ensure that your Notice to Withdraw from the Offer has been received by us.

     Although by submitting a Notice to Withdraw from the Offer you have withdrawn your tendered Eligible Options from the offer, you may change your mind and re-accept the offer at any time prior to the expiration of the offer on the Expiration Date. If the Company extends the offer beyond the Expiration Date, you may re-tender your Eligible Options at any time prior to the expiration of the offer on the extended expiration date. To change your mind and elect to participate in the offer, you must deliver a new Election Form (or a facsimile of it) containing the required information to the Company while you still have the right to participate in the offer. Your Eligible Options will not be properly tendered for purposes of the offer unless the withdrawn Eligible Options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

     Although it is our intent to send you a confirmation of receipt via e-mail of this Notice to Withdraw from the Offer, by signing this Notice to Withdraw from the Offer (or a facsimile of it) you hereby waive any right to receive notice of the withdrawal of the tender of your Eligible Options.

2.   Signatures on Notice to Withdraw from the Offer.

     If this Notice to Withdraw from the Offer is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should indicate such capacity when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

3.   Other Information on Notice to Withdraw from the Offer.

     In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance as well as requests for additional copies of the Offer to Exchange or this Notice to Withdraw from the Offer should be directed to Dixie Sweeney at Wyndham International, Inc.,

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1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, Telephone Number: (214)
863-1081, Facsimile Number: (413) 683-7709, e-mail address:
dsweeney@wyndham.com. Copies will be furnished promptly at the Company's expense.

5.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Notice to Withdraw from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Withdraw from the Offer that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the Notice to Withdraw from the Offer, and the Company's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defect or irregularity in connection with any Notice to Withdraw from the Offer must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in any Notice to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

6.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the letter from Fred J. Kleisner, dated November 19, 2001, before making any decisions regarding participation in, or withdrawal from, the offer.

7.   Important Tax Information.

     You should be sure to read Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information.

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